www.casipharmaceuticals.com

FOR IMMEDIATE RELEASE:

CASI PHARMACEUTICALS REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

ROCKVILLE, Md. (August 14, 2014) – CASI Pharmaceuticals, Inc. (Nasdaq: CASI), a clinical-stage pharmaceutical company developing therapeutics for the treatment of cancer and other diseases, today reported financial results for the three and six months ended June 30, 2014.

CASI reported a net loss for the second quarter of 2014 of ($1.6 million), or ($0.06) per share. This compares with a net loss of ($1.9 million), or ($0.07) per share, for the same period last year. For the first six months of 2014 the net loss was ($3.1 million), or ($0.11) per share, compared with a net loss of ($3.0 million), or ($0.12) per share, for the first six months of 2013.

As of June 30, 2014, CASI had cash and cash equivalents of approximately $13.1 million.

Sara B. Capitelli, CASI’s Vice President, Finance, commented on the second quarter results, “Our second quarter 2014 financial results were in line with expectations. Research and development expenses decreased compared with the previous year due to lower non-cash stock-based compensation expense of $0.2 million, partially offset by increases in costs associated with the manufacturing and clinical development of ENMD-2076 in the U.S. and our research and development operations in China. General and administrative expenses for the second quarter of 2014 decreased compared with the previous year, reflecting lower non-cash stock-based compensation expense of $0.2 million, partially offset by an increase in corporate business development activities. As we continue to execute our clinical development plan, we expect operating expenses to increase in 2014.”

Ken K. Ren, Ph.D., CASI’s Chief Executive Officer, stated, “We are pleased with our financial position and will continue to manage expenditures as we advance the development of ENMD-2076.”

Commenting on the Company’s most recent milestones, Dr. Ren added, “Subsequent to the close of the second quarter the Company was granted Orphan Drug designation by the U.S. Food and Drug Administration (FDA) for ENMD-2076 in hepatocellular carcinoma and was also granted approval from China’s Food and Drug Administration (CFDA) to start a Phase II trial of ENMD-2076 in Chinese patients with triple-negative breast cancer (TNBC). CFDA’s approval will allow CASI to fully embrace our U.S./China business strategy and we look forward to starting a TNBC trial in China. The data from these patients will also be used in support of our U.S. regulatory strategy.”

About ENMD-2076

ENMD-2076 is an orally-active, Aurora A/angiogenic kinase inhibitor with a unique kinase selectivity profile and multiple mechanisms of action. ENMD-2076 has been shown to inhibit a distinct profile of angiogenic tyrosine kinase targets in addition to the Aurora A kinase. Aurora kinases are key regulators of mitosis (cell division), and are often over-expressed in human cancers. ENMD-2076 also targets the VEGFR, Flt-3 and FGFR3 kinases, which have been shown to play important roles in the pathology of several cancers. ENMD-2076 has shown promising activity in Phase I clinical trials in solid tumor cancers including ovarian, breast, liver, renal and sarcoma, as well as in leukemia and multiple myeloma. CASI is completing a Phase II trial of ENMD-2076 in ovarian cancer. In addition, CASI is conducting a dual-institutional Phase II study of ENMD-2076 in triple-negative breast cancer, a Phase II study in advanced/metastatic soft tissue sarcoma and a Phase II ovarian clear cell carcinomas. ENMD-2076 has received orphan drug designation from the U.S. FDA for the treatment of ovarian cancer, multiple myeloma, acute myeloid leukemia, and hepatocellular carcinoma.

CASI Pharmaceuticals, Inc. / 9620 Medical Center Drive / Suite 300 / Rockville, MD 20850

Phone 240.864.2600 /Fax 301.315.2437

About CASI Pharmaceuticals, Inc.

CASI is a clinical-stage pharmaceutical company employing a drug-development strategy that leverages resources in both North America and in China to develop therapeutics for the treatment of cancer and other diseases. Its lead compound is ENMD-2076, a selective angiogenic kinase inhibitor that has completed Phase I studies in solid tumors, multiple myeloma and leukemia. CASI is conducting Phase II studies with ENMD-2076 in triple-negative breast cancer, advanced/metastatic soft tissue sarcoma and advanced ovarian clear cell carcinomas. The Company is headquartered in Rockville, Maryland and has a wholly owned subsidiary and R&D Center in Beijing, China. Additional information about CASI is available at www.casipharmaceuticals.com and in various filings with the U.S. Securities and Exchange Commission.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed.

Actual results could differ materially from those currently anticipated due to a number of factors, including: the risk that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on the Nasdaq Capital Market; the volatility in the market price of our common stock; the difficulty of executing our business strategy in China; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidate or future candidates; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with our product candidates; risks associated with any early-stage products under development; the risk that results in preclinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; dependence on third parties; and risks relating to the commercialization, if any, of our proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks). Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

COMPANY CONTACT:

CASI Pharmaceuticals, Inc.

240.864.2643

ir@casipharmaceuticals.com

INVESTOR CONTACT:

LHA

Kim Sutton Golodetz

212.838.3777

kgolodetz@lhai.com

(Financial Table Attached)

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CASI PHARMACEUTICALS, INC. SUMMARY OF OPERATING RESULTS Three Months Ended June 30,
	2014	2013
Total revenues	$-	$-

Research and development	$724,493	$836,582

General and administrative	$891,917	$1,015,701

Net loss	$(1,616,410)	$(1,851,840)

Net loss per share attributable to common shareholders (basic and diluted)	$(0.06)	$(0.07)

Weighted average number of shares outstanding (basic and diluted)	27,040,429	27,023,038

Cash and cash equivalents	$13,079,745	$17,222,918

Six Months Ended June 30,

	2014	2013
Total revenues	$-	$-

Research and development	$1,284,467	$1,342,957

General and administrative	$1,783,292	$1,645,603

Net loss	$(3,067,759)	$(2,987,727)

Net loss per share attributable to common shareholders (basic and diluted)	$(0.11)	$(0.12)

Weighted average number of shares outstanding (basic and diluted)	27,040,429	25,200,535

Cash and cash equivalents	$13,079,745	$17,222,918

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